Sovereign Bancorp, Inc. Announces Second Quarter 2007 Earnings

    PHILADELPHIA, July 18 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported net income for the second quarter of 2007 of $148 million, or $.29 per diluted share as compared to a net loss of $59.1 million, or ($.15) per diluted share, for the second quarter of 2006. Net income in the second quarter of 2007 included aggregate charges of $20.1 million after-tax, or $.04 per share, related to the previously announced expense reduction initiative. The net loss in the second quarter of 2006 included restructuring charges of $155 million after-tax, or $.34 per share, a non-cash, non-operating impairment charge related to certain Fannie Mae and Freddie Mac preferred stock of $43.9 million after-tax, or $.10 per share, additional provision for credit losses related to the acquisition of Independence of $8.1 million after-tax, or $.02 per share, merger and integration charges of $4.1 million after-tax, or $.01 per share, and a loss on economic hedges of $7.4 million, or $.02 per share.

    Sovereign's operating earnings for EPS purposes were $170 million, or $.33 per diluted share, for the quarter ended June 30, 2007, as compared to $163 million, or $.37 per diluted share a year ago, both of which excluded the above-mentioned charges. A reconciliation of net income to operating earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    Commenting on results for the second quarter of 2007, Joseph P. Campanelli, Sovereign's President and CEO, stated, "As planned, we have essentially completed the balance sheet restructuring and have put the programs in place to realize expense efficiencies we initiated in the fourth quarter of 2006. With these critical initiatives largely completed we can now fully focus on the third prong of our strategy. Our focus will center on improving the customer experience as well as optimizing our overall deposit and loan profile, both of which may increase Sovereign's net interest margin and earnings."

    Net Interest Income and Margin

    For the second quarter of 2007, Sovereign reported net interest income of $453 million as compared to $439 million in the second quarter of 2006. Sovereign's average loan balances, including acquisitions, increased by $6.2 billion over last year. Reflecting the loan sales that settled at the end of the first quarter of 2007 as part of Sovereign's previously announced balance sheet restructuring, average loan balances decreased about $4.4 billion on a linked quarter basis to $56.8 billion. The period-end loan portfolio increased by approximately $400 million from balances at March 31, 2007, reflecting strong growth in certain commercial loan categories and in the auto loan portfolio. Loan growth was partially offset by a $1 billion securitization consisting of $675 million of multi-family loans and $325 million of commercial real estate loans, which closed in early June. Sovereign's average core deposits, including acquisitions, increased $4.9 billion over last year. Average core deposits decreased $490 million linked quarter to $35.6 billion; however, this decrease was driven by reductions in higher-cost deposits as government and wholesale core deposit categories declined $1.0 billion during the quarter.

    Net interest margin was 2.71% for the second quarter of 2007 as compared to 2.70% in the prior quarter and 2.86% a year ago. Consistent with its recent balance sheet strategy to reduce wholesale transactions, Sovereign elected to unwind a $1.2 billion financing transaction that has been in place with an international bank, which has historically reduced funding costs. As a result of unwinding this transaction, Sovereign's net interest margin was reduced by approximately six basis points this quarter, compared to the prior quarter.

    Non-Interest Income

    Total fees and other income before security gains totaled $190 million for the second quarter of 2007 compared to $142 million a year ago and $45.9 million last quarter. Consumer and commercial banking fees increased 16% from a year ago, primarily a result of the Independence acquisition and were up 10% linked quarter, rebounding from seasonal lows typically present in the first quarter of each year.

    Mortgage banking revenues for the quarter were $26.5 million, compared to a loss of $107 million last quarter and revenues of $4.5 million in the same quarter a year ago. Included in mortgage banking revenues this quarter was a gain of $13.8 million related to the commercial loan securitization that took place during the quarter. Last quarter, the company recorded hedge losses on this transaction of $3.3 million which was included in operating earnings. Also included in mortgage banking revenues last quarter was a special charge of $120 million related to the sale of correspondent home equity loans, partially offset by a $6.1 million net gain related to the sale of multi-family loans.

    Non-Interest Expense

    G&A expenses were $336 million for the second quarter of 2007, up
$6.6 million or 2.0% from the first quarter as a result of an anticipated increase of $8.0 million in marketing expense. G&A expenses to average assets were 1.65% for the quarter, compared to 1.53% in the first quarter and 1.66% a year ago.

    Asset Quality

    Annualized net charge-offs were .18% of average loans for the second quarter, compared to .16% linked quarter and .23% a year ago. In dollars, net charge-offs were $25.6 million this quarter versus $24.1 million in the prior quarter and $29.4 million a year ago.

    Non-performing loans to total loans held for investment decreased one basis point from first quarter levels to .42%. Non-performing loans decreased by $2.1 million from last quarter to $240 million. The allowance for credit losses to non-performing loans was 217% at June 30, 2007, as compared to 208% at March 31 and 251% at June 30, 2006.

    Sovereign's provision for credit losses was $51.0 million this quarter, compared to $46.0 million in the first quarter and $44.5 million in the second quarter of 2006. Provision for credit losses exceed net charge-offs this quarter by $25.3 million to reserve for the strong loan growth experienced in the commercial and auto loan portfolios in addition to mildly weakening credit quality that resulted in migration of credit risk ratings.

    Capital

    Sovereign's Tier 1 leverage ratio was 6.40% at June 30, 2007, as compared to 6.29% last quarter. Tangible equity to tangible assets, which includes preferred stock, was 4.33%. Tangible common equity to tangible assets was 4.07%. The equity to assets ratio was 10.61% at June 30, 2007. Sovereign Bank's Tier 1 leverage ratio was 6.92% and the Bank's total risk-based capital ratio was 10.46% at June 30, 2007.

    About Sovereign

    Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of Sovereign Bank, a financial institution with $82 billion in assets as of June 30, 2007 with principal markets in the Northeast United States. Sovereign Bank has nearly 750 community banking offices, over 2,250 ATMs and approximately 12,000 team members. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

    Investors, analysts and other interested parties will have the opportunity to listen to a live web-cast of Sovereign's Second Quarter 2007 earnings call on Thursday, July 19 beginning at 9:00 a.m. ET at www.sovereignbank.com < http://www.sovereignbank.com > > Investor Relations > News > Conference Calls/Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=1582796. International parties are invited to dial into the conference call at 706-679-7706. The webcast and replay can be accessed anytime from 9:00 a.m. ET on Thursday, July 19, 2007 through 12:00 a.m. ET on October 18, 2007. Questions may be submitted during the call via email accessible from Sovereign Bancorp's broadcast and Investor Relations sites. A telephone replay will be accessible from 11:00 a.m. ET on Thursday, July 19, 2007 through 12:00 a.m. ET (midnight) on Thursday, July 26, 2007 by dialing 1-800-642-1687, confirmation id #4490624.

    Note:

    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses. Operating earnings for 2006 and 2007 EPS purposes represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges, other-than-temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities and proxy and related professional fees. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services; and acts of God, including natural disasters.

    Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp's performance or recommendations regarding Sovereign's securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign's performance or recommendations regarding Sovereign's securities imply Sovereign's endorsement of or concurrence with such information, conclusions or recommendations.

    Sovereign Bancorp, Inc. and Subsidiaries

    FINANCIAL HIGHLIGHTS
    (unaudited)

                                                   Quarter Ended
                                     June 30 Mar. 31  Dec. 31 Sept. 30 June 30
                                       2007    2007    2006     2006     2006
    (dollars in millions, except per
     share data)

    Operating Data

    Net income (loss)                 $147.5   $48.1  $(129.4) $184.0  $(59.1)
    Net income (loss) for EPS
     purposes                          150.2    44.4   (133.1)  188.5   (61.5)
    Operating earnings for EPS
     purposes (1)                      170.3   179.6    166.6   207.0   163.2
    Net interest income                453.4   487.9    487.0   491.8   438.8
    Provision for credit losses (5)     51.0    46.0    366.0    45.0    44.5
    Total fees and other income
     before security gains (6)         190.3    45.9    149.4   171.9   142.0
    Net gain (loss) on investment
     securities (7)                        -     1.0    (36.1)   29.2  (305.0)
    G&A expense                        336.6   330.0    354.9   351.8   303.3
    Other expenses (8)                  79.5   116.8    134.5    75.3    58.9

    Performance Statistics

    Bancorp

    Net interest margin                2.71%   2.70%    2.60%   2.64%   2.86%
    Return on average assets           0.72%   0.22%   -0.57%   0.81%  -0.32%
    Operating return on average
     assets  (1)                       0.83%   0.83%    0.73%   0.91%   0.89%
    Return on average equity           6.71%   2.23%   -5.82%   8.47%  -3.54%
    Operating return on average
     equity  (1)                       7.75%   8.34%    7.49%   9.52%   9.77%
    Return on average tangible
     equity                           17.62%   6.01%  -15.54%  23.72%  -8.16%
    Operating return on average
     tangible equity (1)              20.35%  22.46%   20.00%  26.68%  22.54%
    Annualized net loan charge-offs
     to average loans (9)              0.18%   0.16%    2.75%   0.23%   0.23%
    G & A expense to average assets    1.65%   1.53%    1.56%   1.55%   1.66%
    Efficiency ratio  (2)             52.29%  61.83%   55.77%  53.01%  52.22%

    Per Share Data

    Basic earnings (loss) per share    $0.30   $0.09   $(0.28)  $0.39  $(0.15)
    Diluted earnings (loss) per share   0.29    0.09    (0.28)   0.37   (0.15)
    Operating earnings per share (1)    0.33    0.35     0.33    0.41    0.37
    Dividend declared per share        0.080   0.080    0.080   0.080   0.080
    Common book value  (3)             17.92   17.87    17.83   18.07   17.50
    Common stock price:
      High                            $25.16  $26.42   $25.90  $21.60  $21.76
      Low                              21.14   24.07    21.27   20.07   20.19
      Close                            21.14   25.44    25.39   21.51   20.31
    Weighted average common shares:

      Basic                            478.3   475.1    473.4   472.4   412.0
      Diluted (4)                      512.6   475.1    473.4   506.1   412.0
    End-of-period common shares:
      Basic                            479.1   475.7    473.8   472.6   471.8
      Diluted                          512.3   509.8    508.7   506.5   505.5

                                                          Year to Date
                                                   June 30           June 30
                                                     2007              2006
    (dollars in millions, except per
     share data)

    Operating Data

    Net income (loss)                               $195.5             $82.3
    Net income (loss) for EPS purposes               201.0              79.9
    Operating earnings for EPS purposes (1)          350.0             318.4
    Net interest income                              941.2             842.7
    Provision for credit losses (5)                   97.0              73.5
    Total fees and other income before
     security gains (6)                              236.2             276.3
    Net gain (loss) on investment securities (7)       1.0            (305.0)
    G&A expense                                      666.6             583.3
    Other expenses (8)                               196.2             103.7

    Performance Statistics

    Bancorp

    Net interest margin                              2.71%             2.92%
    Return on average assets                         0.47%             0.24%
    Operating return on average assets (1)           0.83%             0.93%
    Return on average equity                         4.49%             2.64%
    Operating return on average equity (1)           8.04%            10.19%
    Return on average tangible equity               11.94%             5.64%
    Operating return on average tangible
     equity (1)                                     21.38%            21.82%
    Annualized net loan charge-offs to
     average loans (9)                               0.17%             0.21%
    G & A expense to average assets                  1.59%             1.70%
    Efficiency ratio (2)                            56.61%            52.12%

    Per Share Data

    Basic earnings (loss) per share                  $0.39             $0.20
    Diluted earnings (loss) per share                 0.39              0.20
    Operating earnings per share (1)                  0.68              0.74
    Dividend declared per share                      0.160             0.140
    Common book value (3)                            17.92             17.50
    Common stock price:
      High                                          $26.42            $21.76
      Low                                            21.14             19.57
      Close                                          21.14             20.31
    Weighted average common shares:

      Basic                                          476.7             394.6
      Diluted (4)                                    511.1             394.6
    End-of-period common shares:
      Basic                                          479.1             471.8
      Diluted                                        512.3             505.5

    NOTES:

    (1) Operating earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. See page H and I for a reconciliation of GAAP and Non-GAAP measures.

    (2) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before security gains.

    (3) Common book value equals common stockholders' equity at period-end divided by common shares outstanding.

    (4) The conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the first quarter of 2007, the second and fourth quarters of 2006, and the six months ended June 30, 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

    (5) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.

    (6) The second quarter of 2007 includes a gain of $13.8 million on a commercial mortgage backed securitization. The first quarter of 2007 includes a lower of cost or market adjustment of $119.9 million on correspondent home equity loans that were not sold as of March 31, 2007. The fourth quarter of 2006 includes a net lower of cost or market adjustment associated with the residential loan portfolio held for sale of $28.2 million.

    (7) The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.

    (8) The second quarter of 2007 includes net restructuring and debt extinguishment charges of $32.7 million. The first quarter of 2007 includes $43.4 million of ESOP expense related to freezing of the plan and $20 million of charges related to employee severance and charges associated with closing certain branch locations. The fourth quarter of 2006 includes $78.7 million of severance and restructuring charges.

    (9) Charge-offs for the fourth quarter of 2006 include $389.5 million of charge-offs related to the lower of cost or market valuation adjustments recorded for correspondent home equity and residential loan portfolios that are held for sale as well as a $14 million charge-off on a large commercial loan.

    Sovereign Bancorp, Inc. and Subsidiaries

    FINANCIAL HIGHLIGHTS
    (unaudited)

                                                 Quarter Ended

                                  June 30  Mar. 31  Dec. 31 Sept. 30  June 30
                                    2007     2007     2006     2006     2006
    (dollars in millions)

    Financial Condition Data:

    General

      Total assets                $82,737  $82,194  $89,642  $90,410  $88,753
      Loans (1)                    56,527   56,125   62,589   63,178   61,610
      Total deposits and customer
      related accounts:            49,845   52,563   52,385   52,784   52,592
        Core deposits and other
         customer related
         accounts                  34,722   37,001   36,321   36,031   36,593
        Time deposits              15,123   15,562   16,064   16,753   15,999
      Borrowings                   22,462   19,162   26,850   27,101   26,171
      Minority interests              146      157      156      210      209
      Stockholders' equity          8,780    8,695    8,644    8,734    8,451
      Goodwill                      5,003    5,006    5,005    4,990    4,930
      Core deposit and other
       intangibles                    433      465      498      533      633

    Asset Quality

      Non-performing assets (2)    $282.4   $278.4   $235.6   $273.1   $259.1
      Non-performing loans (2)      239.9    242.0    207.9    232.8    219.7
      Non-performing assets to
       total assets (2) (3)         0.34%    0.34%    0.29%    0.30%    0.29%
      Non-performing loans to
       loans (2) (3)                0.42%    0.43%    0.38%    0.37%    0.36%
      Allowance for credit losses  $521.1   $503.3   $486.3   $558.1   $551.4
      Allowance for credit losses
       to total loans (3)           0.92%    0.90%    0.88%    0.88%    0.90%
      Allowance for credit losses
       to non-performing loans (2)   217%     208%     234%     240%     251%

    Capitalization - Bancorp (4)
      Stockholders' equity to

       total assets                10.61%   10.58%    9.64%    9.66%    9.52%
      Tier 1 leverage capital

       ratio                        6.40%    6.29%    5.73%    5.82%    5.69%
      Tangible equity to tangible
       assets                       4.33%    4.20%    3.73%    3.78%    3.49%
      Tangible common equity to
       tangible assets              4.07%    3.95%    3.50%    3.55%    3.25%

    Capitalization - Bank (4)
      Stockholders' equity to

       total assets                12.71%   12.80%   11.76%   11.65%    9.70%
      Tier 1 leverage capital

       ratio                        6.92%    6.80%    6.22%    6.21%    6.28%
      Tier 1 risk-based capital
       ratio                        7.82%    7.77%    7.52%    7.67%    7.91%
      Total risk-based capital
       ratio                       10.46%   10.48%   10.07%   10.34%   10.28%


    (1) Loans at December 31, 2006 include $7.6 billion of loans held for sale.

    (2) Non performing loans and assets at June 30, 2007 and March 31, 2007 exclude $51.6 million and $22.4 million, respectively, of correspondent home equity loans that were written down to fair value at March 31, 2007 since they were previously classified as held for sale at December 31, 2006. Sovereign reclassified these loans back into our loan portfolio at March 31, 2007. Non-performing loans and assets at December 31, 2006 exclude $21.5 million of residential non- accrual loans and $66.0 million of home equity non-accrual loans that are classified as held for sale.

    (3) The calculation of these ratios at June 30, 2007 and March 31, 2007 exclude approximately $491 million and $574 million, respectively, of loans that were marked down to fair value as of March 31, 2007. The calculation of these ratios at December 31, 2006 excludes $7.6 billion of loans held for sale.

    (4) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

    Sovereign Bancorp, Inc. and Subsidiaries

    CONSOLIDATED BALANCE SHEETS
    (unaudited)

                                          June 30      Mar. 31      Dec. 31
    (dollars in thousands)                  2007         2007         2006
    Assets
    Cash and amounts due
     from depository institutions        $1,867,294   $1,669,623   $1,804,117
    Investments:

      Available-for-sale                 13,303,432   13,640,209   13,874,628
      Other investments                     798,452      703,738    1,003,012
        Total investments                14,101,884   14,343,947   14,877,640
    Loans:
      Commercial                         29,547,839   29,852,212   30,472,343
      Consumer                           26,979,279   26,273,285   32,116,253
        Total loans (1)                  56,527,118   56,125,497   62,588,596
    Less allowance for loan losses         (503,685)    (487,286)    (471,030)
        Total loans, net                 56,023,433   55,638,211   62,117,566
    Premises and equipment, net             570,074      588,695      605,707
    Accrued interest receivable             368,849      363,013      422,901
    Goodwill                              5,003,195    5,006,290    5,005,185
    Core deposit and other intangibles      433,164      465,421      498,420
    Bank owned life insurance             1,764,137    1,745,145    1,725,222
    Other assets                          2,605,061    2,373,220    2,585,091
        Total assets                    $82,737,091  $82,193,565  $89,641,849

    Liabilities and Stockholders'
     Equity

    Liabilities:

    Deposits and other customer related accounts:

      Core and other customer related
       accounts                         $34,721,501  $37,001,193  $36,320,674
      Time deposits                      15,123,134   15,561,764   16,063,880
        Total                            49,844,635   52,562,957   52,384,554
    Borrowings and other debt
     obligations                         22,461,638   19,162,252   26,849,717
    Other liabilities                     1,504,788    1,616,574    1,606,794
        Total liabilities                73,811,061   73,341,783   80,841,065
    Minority interests                      145,742      156,896      156,385
    Stockholders' equity:
      Preferred Stock                       195,445      195,445      195,445
      Common Stock                        6,253,146    6,186,470    6,183,281
      Warrants and stock options            346,278      344,979      343,391
      Unallocated ESOP shares                     -      (19,019)     (19,019)
      Treasury stock                        (21,303)     (22,257)     (49,028)
      Accumulated other
       comprehensive loss                  (121,184)     (13,177)     (24,746)
      Retained earnings                   2,127,906    2,022,445    2,015,075
        Total stockholders' equity        8,780,288    8,694,886    8,644,399
        Total liabilities and
         stockholders' equity           $82,737,091  $82,193,565  $89,641,849

                                                  Sept. 30          June 30
    (dollars in thousands)                          2006              2006
    Assets
    Cash and amounts due
     from depository institutions                $1,932,603        $1,714,042
    Investments:

      Available-for-sale                         12,821,075        12,218,168
      Other investments                           1,020,723           933,507
        Total investments                        13,841,798        13,151,675
    Loans:
      Commercial                                 29,984,325        28,999,921
      Consumer                                   33,193,395        32,610,190
        Total loans (1)                          63,177,720        61,610,111
    Less allowance for loan losses                 (544,482)         (537,372)
        Total loans, net                         62,633,238        61,072,739
    Premises and equipment, net                     591,601           587,254
    Accrued interest receivable                     413,018           375,213
    Goodwill                                      4,989,539         4,929,586
    Core deposit and other intangibles              532,626           632,665
    Bank owned life insurance                     1,704,955         1,686,571
    Other assets                                  3,770,681         4,603,322
        Total assets                            $90,410,059       $88,753,067

    Liabilities and Stockholders' Equity
    Liabilities:
    Deposits and other customer related

     accounts:

      Core and other customer related
       accounts                                 $36,030,850       $36,593,254
      Time deposits                              16,752,764        15,999,234
        Total                                    52,783,614        52,592,488
    Borrowings and other debt obligations        27,100,522        26,170,589
    Other liabilities                             1,582,174         1,329,383
        Total liabilities                        81,466,310        80,092,460
    Minority interests                              209,972           209,466
    Stockholders' equity:
      Preferred Stock                               195,445           195,445
      Common Stock                                6,166,992         6,156,925
      Warrants and stock options                    338,867           337,637
      Unallocated ESOP shares                       (21,396)          (21,396)
      Treasury stock                                (57,646)          (65,984)
      Accumulated other
       comprehensive loss                           (74,543)         (193,186)
      Retained earnings                           2,186,058         2,041,700
        Total stockholders' equity                8,733,777         8,451,141
        Total liabilities and
         stockholders' equity                   $90,410,059       $88,753,067

    (1) Loans at December 31, 2006 include $7.6 billion of loans held for sale.

    Sovereign Bancorp, Inc. and Subsidiaries

    CONSOLIDATED STATEMENTS OF OPERATIONS
    (unaudited)

                                            Quarter Ended

    (dollars in thousands,   June 30   Mar. 31    Dec. 31   Sept. 30   June 30
      except per share data)   2007      2007       2006       2006      2006

    Interest and
     dividend income:
      Interest on
       interest-earning
       deposits              $4,144     $6,236     $6,274     $5,408   $2,954
      Interest on
       investment
       securities

        Available for sale  180,252    189,835    192,996    202,831  116,653
        Held to maturity          -          -          -          -   50,473
        Other                11,179     14,301     19,508     13,287   13,016
      Interest on loans     943,860  1,016,967  1,035,224  1,019,325  808,922
        Total interest and
         dividend income  1,139,435  1,227,339  1,254,002  1,240,851  992,018
    Interest expense:
      Deposits and

       related
       customer

       accounts             409,616    413,251    421,472    412,858  306,030
      Borrowings            276,435    326,235    345,498    336,206  247,217
        Total
         interest

         expense            686,051    739,486    766,970    749,064  553,247
        Net interest
         income             453,384    487,853    487,032    491,787  438,771
    Provision for credit
     losses (3)              51,000     46,000    365,961     45,000   44,500
        Net interest
         income after
         provision for
         credit losses      402,384    441,853    121,071    446,787  394,271
    Non-interest income:
      Consumer banking

       fees                  77,268     68,014     73,389     74,298   67,467
      Commercial
       banking fees          52,046     49,408     48,405     47,690   43,949
      Mortgage banking

       revenue (1)           26,500   (107,205)    (7,606)    14,329    4,524
      Capital markets
       revenue                5,982      5,689      7,358      4,009    2,313
      Bank owned life
       insurance income      20,274     20,509     20,237     20,116   15,359
      Other                   8,227      9,467      7,586     11,409    8,363
        Total fees and other
         income before
         security gains     190,297     45,882    149,369    171,851  141,975
      Net gain/(loss)

       on securities (4)          -        970    (36,089)    29,154 (305,027)
        Total non-interest

         income             190,297     46,852    113,280    201,005 (163,052)
    Non-interest
     expense:
    General and

     administrative
      Compensation and

       benefits             171,557    173,796    176,851    182,607  149,467
      Occupancy and
       equipment             75,637     80,519     79,221     78,594   68,155
      Technology expense     23,812     23,336     25,680     25,128   23,114
      Outside services       16,969     15,278     19,920     17,928   16,592
      Marketing expense      17,092      8,832     15,731     14,552   14,548
      Other administrative
       expenses              31,525     28,235     37,496     33,009   31,417
        Total general and
         administrative     336,592    329,996    354,899    351,818  303,293
    Other expenses:
      Amortization of

       intangibles           32,257     33,253     34,302     34,092   24,225
      Other minority
       interest expense
       and equity method
       expense               14,487     18,415     10,974     12,850   17,033
      Loss on economic
       hedges                     -          -          -          -   11,387
      Proxy and related
       professional fees       (125)      (391)         -          -        -
      Restructuring, other
       employee severance
       and debt repurchase
       charges               35,938     20,032     78,668          -        -
      ESOP expense related
       to freezing of plan   (3,266)    43,385          -          -        -
      Merger-related and

       integration charges      166      2,076     10,558     28,403    6,257
        Total other

         expenses            79,457    116,770    134,502     75,345   58,902
          Total
           non-interest
           expense          416,049    446,766    489,401    427,163  362,195
        Income/(loss)
         before income
         taxes              176,632     41,939   (255,050)   220,629 (130,976)
    Income tax expense/
     (benefit)               29,180     (6,120)  (125,610)    36,620  (71,920)
        Net income/(loss)  $147,452    $48,059  $(129,440)  $184,009 $(59,056)


    (1) Mortgage banking activity is summarized below:

    (Losses)/gains on sale of mortgage loans and related securities, multifamily loans, and home equity

     loans (2)               $9,065  $(103,788)   $(7,838)   $14,665   $3,136
    Net gains/(loss)
     recorded on
     commercial mortgage
     backed

     securitization          13,772     (3,276)         -          -        -
    Net gains/(loss)
     recorded under SFAS
     133                        783       (388)       821       (423)    (663)
    Mortgage servicing
     fees, net of
     mortgage servicing
     rights amortization      2,224        247      2,863      3,758    2,051
    Mortgage servicing
     right recoveries/
     (impairments)              656          -     (3,452)    (3,671)       -
       Total mortgage
        banking revenues    $26,500  $(107,205)   $(7,606)   $14,329   $4,524

                                                        Year to Date

    (dollars in thousands, except per            June 30           June 30
     share data)                                   2007              2006

    Interest and dividend income:
      Interest on interest-earning
       deposits                                  $10,380            $5,070
      Interest on investment securities
        Available for sale                       370,087           206,748
        Held to maturity                               -           104,026
        Other                                     25,480            18,619
      Interest on loans                        1,960,827         1,497,088
        Total interest and dividend
         income                                2,366,774         1,831,551
    Interest expense:
      Deposits and related customer
       accounts                                  822,867           537,867
      Borrowings                                 602,670           450,955
        Total interest expense                 1,425,537           988,822
        Net interest income                      941,237           842,729
    Provision for credit losses (3)               97,000            73,500
        Net interest income after
         provision for credit losses             844,237           769,229
    Non-interest income:

      Consumer banking fees                      145,282           128,265
      Commercial banking fees                    101,454            82,965
      Mortgage banking revenue (1)               (80,705)           17,516
      Capital markets revenue                     11,671             6,202
      Bank owned life insurance income            40,783            26,686
      Other                                       17,694            14,682
        Total fees and other income before
         security gains                          236,179           276,316
      Net gain/(loss) on securities (4)              970          (305,027)
        Total non-interest income                237,149           (28,711)
    Non-interest expense:
    General and administrative

      Compensation and benefits                  345,353           293,245
      Occupancy and equipment                    156,156           132,348
      Technology expense                          47,148            44,680
      Outside services                            32,247            31,347
      Marketing expense                           25,924            24,770
      Other administrative expenses               59,760            56,882
        Total general and

         administrative                          666,588           583,272
    Other expenses:
      Amortization of intangibles                 65,510            41,444
      Other minority interest expense and
       equity method expense                      32,902            33,067
      Loss on economic hedges                          -            11,387
      Proxy and related professional fees           (516)           14,337
      Restructuring, other employee
       severance and debt repurchase
       charges                                    55,970                 -
      ESOP expense related to freezing of
       plan                                       40,119                 -
      Merger-related and integration
       charges                                     2,242             3,459
        Total other expenses                     196,227           103,694
          Total non-interest

           expense                               862,815           686,966
        Income/ (loss) before income
         taxes                                   218,571            53,552
    Income tax expense/ (benefit)                 23,060           (28,790)
        Net income/ (loss)                      $195,511           $82,342


    (1) Mortgage banking activity is summarized below:

    (Losses)/gains on sale of mortgage loans and related securities, multifamily loans, and home equity

     loans (2)                                  $(94,723)          $12,898
    Net gains/(loss) recorded on
     commercial mortgage backed
     securitization                               10,496                 -
    Net gains/(loss) recorded under SFAS 133         395               427
    Mortgage servicing fees, net of
     mortgage servicing rights
     amortization                                  2,471             4,191
    Mortgage servicing right recoveries/
     (impairments)                                   656                 -
        Total mortgage banking revenues         $(80,705)          $17,516

    (2) First quarter of 2007 results include a lower of cost or market adjustment of $119.9 million on correspondent home equity loans that were not sold as of March 31, 2007. Fourth quarter of 2006 includes a $28.2 million lower of cost or market adjustment on the residential loans held for sale, as well as a $5.2 million gain on sale of $455 million of multi-family loans.

    (3) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million as well a $14 million commercial loan charge-off.

    (4) The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.

    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)

                                                        Quarter Ended
                                                        June 30, 2007

                                               Average                  Yield/
    (dollars in thousands)                     Balance    Interest (1)   Rate
    Earning assets:
      Investment securities                  $14,041,230     $215,663   6.15%
      Loans:
        Commercial                            25,470,400      458,763   7.22%
        Multi-Family                           4,637,577       72,186   6.23%
        Consumer:
            Residential mortgages             14,429,334      203,581   5.64%
            Home equity loans and
             lines of credit                   5,933,285      101,804   6.88%
          Total consumer loans secured
           by real estate                     20,362,619      305,385   6.00%
          Auto Loans                           5,926,390      102,865   6.96%
          Other                                  388,325        8,293   8.57%
        Total Consumer                        26,677,334      416,543   6.25%
      Total loans                             56,785,311      947,492   6.69%
        Allowance for loan losses               (493,621)
    Total earning assets                      70,332,920   $1,163,155   6.63%
    Other assets                              11,608,001
        Total assets                         $81,940,921

    Funding liabilities:
      Deposits and other customer related
       accounts:

            NOW accounts                      $5,935,760      $15,791   1.07%
            NOW accounts - government
             & wholesale                       4,170,249       53,420   5.14%
            Customer repurchase agreements     2,389,302       26,594   4.46%
            Savings accounts                   4,437,785        7,184   0.65%
            Money market accounts              9,687,237       84,086   3.48%
            Money market accounts -
             wholesale                         2,525,720       34,668   5.51%
          Core and other customer related
           accounts                           29,146,053      221,743   3.05%
          Time deposits                       15,429,787      187,873   4.88%
      Total deposits and other customer
       related accounts                       44,575,840      409,616   3.69%
      Borrowings:

            Wholesale borrowings              15,396,099      194,074   5.05%
            Other borrowings                   5,227,113       82,361   6.20%
      Total borrowings                        20,623,212      276,435   5.37%
    Total funding liabilities                 65,199,052      686,051   4.22%
    Non-interest bearing DDA                   6,421,910
    Other liabilities                          1,503,851
        Total liabilities                     73,124,813
    Stockholders' equity                       8,816,108
        Total liabilities and stockholders'
         equity                              $81,940,921
    Net interest income                                      $477,104
    Interest rate spread                                                2.41%
    Contribution from interest free funds                               0.31%
    Net interest margin                                                 2.71%

                                                         Quarter Ended
                                                         March 31, 2007

                                               Average                  Yield/
    (dollars in thousands)                     Balance    Interest (1)   Rate
    Earning assets:
      Investment securities                  $15,175,372     $230,601   6.09%
      Loans:
        Commercial                            24,599,792      438,157   7.21%
        Multi-Family                           5,890,879       98,783   6.72%
        Consumer:
            Residential mortgages             15,592,954      223,023   5.72%
            Home equity loans and
             lines of credit                   9,497,940      165,351   7.04%
          Total consumer loans secured
           by real estate                     25,090,894      388,374   6.22%
          Auto Loans                           5,186,143       86,142   6.74%
          Other                                  422,161        8,821   8.47%
        Total Consumer                        30,699,198      483,337   6.34%
      Total loans                             61,189,869    1,020,277   6.72%
        Allowance for loan losses               (474,518)
    Total earning assets                      75,890,723   $1,250,878   6.64%
    Other assets                              11,724,949
        Total assets                         $87,615,672

    Funding liabilities:
      Deposits and other customer related
       accounts:

            NOW accounts                      $5,994,720      $16,439   1.11%
            NOW accounts - government
             & wholesale                       4,099,733       52,072   5.15%
            Customer repurchase agreements     2,262,732       25,896   4.64%
            Savings accounts                   4,572,309        7,179   0.64%
            Money market accounts              9,150,410       74,261   3.29%
            Money market accounts- wholesale   3,642,754       49,656   5.53%
          Core and other customer related
           accounts                           29,722,658      225,503   3.08%
          Time deposits                       15,747,878      187,748   4.84%
      Total deposits and other customer
       related accounts                       45,470,536      413,251   3.69%
      Borrowings:

            Wholesale borrowings              19,842,592      249,264   5.07%
            Other borrowings                   5,412,697       76,971   5.71%
      Total borrowings                        25,255,289      326,235   5.21%
    Total funding liabilities                 70,725,825      739,486   4.23%
    Non-interest bearing DDA                   6,335,301
    Other liabilities                          1,819,565
        Total liabilities                     78,880,691
    Stockholders' equity                       8,734,981
        Total liabilities and stockholders'
         equity                              $87,615,672
    Net interest income                                      $511,392
    Interest rate spread                                                2.41%
    Contribution from interest free funds                               0.29%
    Net interest margin                                                 2.70%

                                                        Quarter Ended
                                                        June 30, 2006

                                               Average                  Yield/
    (dollars in thousands)                     Balance    Interest (1)   Rate
    Earning assets:
      Investment securities                  $14,207,577     $201,842   5.68%
      Loans:
        Commercial                            19,112,403      342,125   7.18%
        Multi-Family                           1,992,727       31,285   6.28%
        Consumer:
            Residential mortgages             14,467,374      203,062   5.61%
            Home equity loans and
             lines of credit                  10,129,080      162,530   6.44%
          Total consumer loans secured
           by real estate                     24,596,454      365,592   5.95%
          Auto Loans                           4,396,659       64,223   5.86%
          Other                                  453,383        8,344   7.38%
        Total Consumer                        29,446,496      438,159   5.96%
      Total loans                             50,551,626      811,569   6.43%
        Allowance for loan losses               (455,468)
    Total earning assets                      64,303,735   $1,013,411   6.31%
    Other assets                               9,136,881
        Total assets                         $73,440,616

    Funding liabilities:
      Deposits and other customer related
       accounts:

            NOW accounts                      $5,245,597       $9,746   0.74%
            NOW accounts - government
             & wholesale                       4,807,682       60,320   5.03%
            Customer repurchase agreements     1,407,768       15,341   4.37%
            Savings accounts                   3,956,176        7,254   0.74%
            Money market accounts              8,082,178       52,234   2.59%
            Money market accounts- wholesale   1,516,528       19,241   5.09%
          Core and other customer related
           accounts                           25,015,929      164,136   2.63%
          Time deposits                       13,193,359      141,894   4.32%
      Total deposits and other customer
       related accounts                       38,209,288      306,030   3.21%
      Borrowings:

            Wholesale borrowings              16,647,140      182,559   4.40%
            Other borrowings                   4,791,972       64,658   5.48%
      Total borrowings                        21,439,112      247,217   4.62%
    Total funding liabilities                 59,648,400      553,247   3.72%
    Non-interest bearing DDA                   5,662,902
    Other liabilities                          1,430,767
        Total liabilities                     66,742,069
    Stockholders' equity                       6,698,547
        Total liabilities and stockholders'
         equity                              $73,440,616
    Net interest income                                      $460,164
    Interest rate spread                                                2.59%
    Contribution from interest free funds                               0.27%
    Net interest margin                                                 2.86%

    (1) Tax equivalent basis

    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)

                                                         Year to Date
                                                         June 30, 2007
                                               Average                  Yield/
    (dollars in thousands)                     Balance    Interest (1)   Rate
    Earning assets:
      Investment securities                  $14,605,167     $446,257   6.12%
      Loans:
        Commercial                            25,037,502      896,922   7.21%
        Multi-Family                           5,260,766      170,970   6.51%
        Consumer:
            Residential mortgages             15,007,930      426,604   5.69%
            Home equity loans and
             lines of credit                   7,705,765      267,154   6.98%
          Total consumer loans secured by
           real estate                        22,713,695      693,758   6.13%
          Auto Loans                           5,558,312      189,007   6.86%
          Other                                  405,150       17,114   8.52%
        Total Consumer                        28,677,157      899,879   6.30%
      Total loans                             58,975,425    1,967,771   6.71%
        Allowance for loan losses               (484,122)
    Total earning assets                      73,096,470   $2,414,028   6.63%
    Other assets                              11,665,137
        Total assets                         $84,761,607

    Funding liabilities:
      Deposits and other customer related
       accounts:

            NOW accounts                      $5,965,077      $32,231   1.09%
            NOW accounts - government
             & wholesale                       4,135,185      105,492   5.14%
            Customer repurchase agreements     2,326,334       52,489   4.55%
            Savings accounts                   4,504,675       14,363   0.64%
            Money market accounts              9,420,306      158,346   3.39%
            Money market accounts -
             wholesale                         3,081,151       84,325   5.52%
          Core and other customer related
           accounts                           29,432,728      447,246   3.06%
          Time deposits                       15,587,954      375,621   4.86%
      Total deposits and other customer
       related accounts                       45,020,682      822,867   3.69%
      Borrowings:

            Wholesale borrowings              17,607,062      443,338   5.06%
            Other borrowings                   5,318,968      159,332   6.00%
      Total borrowings                        22,926,030      602,670   5.28%
    Total funding liabilities                 67,946,712    1,425,537   4.22%
    Non-interest bearing DDA                   6,378,845
    Other liabilities                          1,660,284
        Total liabilities                     75,985,841
    Stockholders' equity                       8,775,766
        Total liabilities and stockholders'
         equity                              $84,761,607
    Net interest income                                      $988,491
    Interest rate spread                                                2.41%
    Contribution from interest free funds                               0.30%
    Net interest margin                                                 2.71%

                                                        Year to Date
                                                        June 30, 2006

                                               Average                  Yield/
    (dollars in thousands)                     Balance    Interest (1)   Rate
    Earning assets:
      Investment securities                  $13,465,431     $352,178   5.50%
      Loans:
        Commercial                            18,004,647      630,664   7.08%
        Multi-Family                           1,001,868       31,285   6.25%
        Consumer:
            Residential mortgages             13,627,166      379,714   5.57%
            Home equity loans and
             lines of credit                   9,902,583      314,190   6.38%
          Total consumer loans secured by
           real estate                        23,529,749      693,904   5.91%
          Auto Loans                           4,403,218      126,009   5.77%
          Other                                  465,093       17,529   7.60%
        Total Consumer                        28,398,060      837,442   5.92%
      Total loans                             47,404,575    1,499,391   6.37%
        Allowance for loan losses               (437,527)
    Total earning assets                      60,432,479   $1,851,569   6.22%
    Other assets                               8,333,596
        Total assets                         $68,766,075

    Funding liabilities:
      Deposits and other customer related
       accounts:

            NOW accounts                      $5,048,272      $16,478   0.65%
            NOW accounts- government
             & wholesale                       4,435,647      105,907   4.81%
            Customer repurchase agreements     1,325,387       27,422   4.17%
            Savings accounts                   3,685,505       13,642   0.75%
            Money market accounts              7,813,915       92,802   2.39%
            Money market accounts- wholesale   1,084,763       26,741   4.97%
          Core and other customer related
           accounts                           23,393,489      282,992   2.44%
          Time deposits                       12,399,719      254,875   4.15%
      Total deposits and other customer
       related accounts                       35,793,208      537,867   3.03%
      Borrowings:

            Wholesale borrowings              15,412,880      332,277   4.34%
            Other borrowings                   4,604,700      118,678   5.17%
      Total borrowings                        20,017,580      450,955   4.53%
    Total funding liabilities                 55,810,788      988,822   3.57%
    Non-interest bearing DDA                   5,376,537
    Other liabilities                          1,278,892
        Total liabilities                     62,466,217
    Stockholders' equity                       6,299,858
        Total liabilities and stockholders'
         equity                              $68,766,075
    Net interest income                                      $862,747
    Interest rate spread                                                2.65%
    Contribution from interest free funds                               0.27%
    Net interest margin                                                 2.92%

    (1) Tax equivalent basis

    Sovereign Bancorp, Inc. and Subsidiaries

    SUPPLEMENTAL INFORMATION
    (unaudited)

    NON-PERFORMING ASSETS

                              June 30   Mar. 31   Dec. 31   Sept. 30  June 30
    (dollars in thousands)      2007      2007      2006      2006      2006
    Non-accrual loans:
      Consumer:

        Residential mortgages $69,392   $62,864   $47,687   $35,365   $34,812
        Home equity loans and
         lines of credit       12,875    12,131    10,312    62,002    63,632
        Auto loans                620       416       191       327       388
        Other consumer loans    1,714     1,504     2,764     1,384     2,524
      Total consumer loans     84,601    76,915    60,954    99,078   101,356
        Commercial real
         estate                74,077    87,896    77,196    64,138    48,494
        Commercial and
         industrial and other  80,706    76,668    69,207    68,995    69,264
      Total non-accrual

       loans                  239,384   241,479   207,357   232,211   219,114
        Restructured loans        503       552       557       570       576
    Total non-performing

     loans (1)                239,887   242,031   207,914   232,781   219,690
      Real estate owned, net   34,724    29,655    22,562    34,775    35,899
      Other repossessed

       assets                   7,755     6,722     5,126     5,500     3,487
    Total non-performing
     assets (1)              $282,366  $278,408  $235,602  $273,056  $259,076

    Non-performing loans
     as a percentage

     of loans (1) (2)           0.42%     0.43%     0.38%     0.37%     0.36%
    Non-performing assets
     as a percentage of
     total assets (1) (2)       0.34%     0.34%     0.29%     0.30%     0.29%
    Non-performing assets
     as a percentage of
     total loans, real
     estate owned
     and repossessed
     assets (1) (2)             0.50%     0.50%     0.43%     0.43%     0.42%
    Allowance for credit
     losses as a percentage
     of non-performing
     loans (1)                   217%      208%      234%      240%      251%


    NET LOAN CHARGE-OFFS

    Quarters ended             June 30  Mar. 31    Dec. 31  Sept. 30  June 30
     (in thousands)              2007     2007       2006     2006      2006
        Commercial real

         estate                $2,766    $5,782     $(282)   $1,188    $3,938
        Commercial and
         industrial

         and other              6,820     6,089    18,651     6,402     4,718
    Total commercial            9,586    11,871    18,369     7,590     8,656
        Residential

         mortgages (4)          1,558       564     8,028       422       156
        Home equity loans
         and lines of
         credit (5)             1,934     1,523   399,609    19,909    15,032
      Total consumer
       loans secured
       by real estate           3,492     2,087   407,637    20,331    15,188
        Auto loans             12,305    10,115     9,574     7,271     5,678
        Other consumer loans      291        17       453       135       (97)
    Total consumer             16,088    12,219   417,664    27,737    20,769

    Total loan charge-offs    $25,674   $24,090  $436,033   $35,327   $29,425

    COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT
    LOSSES

    Quarters ended (in        June 30   Mar. 31   Dec. 31   Sept. 30  June 30
     thousands)                 2007      2007      2006      2006      2006
    Provision for loan

     losses (6)               $49,589   $45,239  $364,309   $45,437   $47,113
    Provision/(recoveries)
     for unfunded
     commitments                1,411       761     1,652      (437)   (2,613)
    Total provision for
     credit losses            $51,000   $46,000  $365,961   $45,000   $44,500

    Allowance for loan

     losses                  $503,685  $487,286  $471,030  $544,482  $537,372
    Reserve for unfunded
     commitments               17,427    16,016    15,255    13,603    14,040
    Total allowance for
     credit losses           $521,112  $503,302  $486,285  $558,085  $551,412

    (1) Non-performing loans and non-performing assets exclude $51.6 million and $22.4 million of non-accrual loans at June 30, 2007 and March 31, 2007 related to correspondent home equity loans that had been previously classified as held for sale. Credit losses related to these loans were considered in our lower of cost or market adjustment at March 31, 2007. Non-performing loans and non-performing assets at December 31, 2006 exclude $21.5 million of residential non-accrual loans and $66.0 million of home equity non-accrual loans that are classified as held for sale.

    (2) The calculation of these ratios at June 30, 2007 and March 31, 2007 exclude approximately $491 million and $574 million of loans that were marked down to fair value as of March 31, 2007. The calculation of these ratios at December 31, 2006 excludes $7.6 billion of loans held for sale.

    (3) The fourth quarter of 2006 includes a $14 million commercial loan charge-off.

    (4) Fourth quarter of 2006 includes a $7 million charge-off related to the lower of cost or market adjustment on the residential loans held for sale.

    (5) The fourth quarter of 2006 includes $382.5 million of charge-offs related to the lower of cost or market adjustment on the correspondent home equity portfolio held for sale.

    (6) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.

    Sovereign Bancorp, Inc. and Subsidiaries

    SUPPLEMENTAL INFORMATION
    (unaudited)

    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

    Quarters ended  June 30     Mar. 31    Dec. 31    Sept. 30     June 30
    (in thousands)    2007        2007       2006        2006        2006

      Demand deposit
       accounts   $6,313,408  $6,420,046  $6,577,585  $6,687,150  $6,821,660
      NOW accounts 5,950,960   6,159,701   6,333,667   6,347,484   6,306,173
      NOW accounts
       - government
       & wholesale 3,661,659   5,008,897   3,573,861   3,600,363   4,426,508
      Customer
       repurchase
       agreements  2,525,932   2,310,290   2,206,445   2,027,100   1,527,852
      Savings
       accounts    4,312,492   4,558,367   4,637,346   4,919,190   5,189,459
      Money market
       accounts   10,005,554   9,452,904   8,875,353   8,380,908   9,185,266
      Money market
       accounts -
       government
       & wholesale 1,951,496   3,090,988   4,116,417   4,068,655   3,136,336
      Time
       deposits   15,123,134  15,561,764  16,063,880  16,752,764  15,999,234
    Total deposits
     and other
     customer
     related
     accounts    $49,844,635 $52,562,957 $52,384,554 $52,783,614 $52,592,488


    LOAN COMPOSITION - End of period

    Quarters ended  June 30     Mar. 31    Dec. 31    Sept. 30     June 30
    (in thousands)    2007        2007       2006        2006        2006

      Commercial
       real
       estate    $11,741,479 $11,584,728 $11,514,983 $11,401,902 $10,817,068
      Commercial
       industrial
       loans      13,417,347  12,908,765  12,654,746  11,212,315  10,722,844
      Multi-
       family      4,000,527   4,806,028   5,768,451   5,970,795   6,134,167
      Other          388,486     552,691     534,164   1,399,313   1,325,842
    Total
     commercial
     loans        29,547,839  29,852,212  30,472,344  29,984,325  28,999,921
       Residential
        mortgages 14,387,342  14,403,371  17,404,730  17,817,283  17,236,025
       Home equity
        loans and
        lines of
        credit     5,954,925   5,932,136   9,443,560  10,506,607  10,515,700
      Total
       consumer
       loans
       secured
       by real
       estate     20,342,267  20,335,507  26,848,290  28,323,890  27,751,725
        Auto loans 6,320,010   5,526,953   4,848,204   4,431,891   4,399,047
        Other
         consumer
         loans       317,002     410,825     419,758     437,614     459,418
    Total
     consumer
     loans        26,979,279  26,273,285  32,116,252  33,193,395  32,610,190
    Total loans  $56,527,118 $56,125,497 $62,588,596 $63,177,720 $61,610,111


    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

    Quarters ended  June 30     Mar. 31    Dec. 31    Sept. 30     June 30
    (in thousands)    2007        2007       2006        2006        2006

      Demand deposit
       accounts   $6,421,910  $6,335,301  $6,596,008  $6,707,400  $5,662,902
      NOW
       accounts    5,935,760   5,994,720   6,125,347   6,085,520   5,245,597
      NOW
       accounts -
       government
       & wholesale 4,170,249   4,099,733   3,977,652   4,328,149   4,807,682
      Customer
       repurchase
       agreements  2,389,302   2,262,732   2,182,446   1,714,351   1,407,768
      Savings
       accounts    4,437,785   4,572,309   4,755,332   5,013,163   3,956,176
      Money
       market
       accounts    9,687,237   9,150,410   8,688,901   9,050,048   8,082,178
      Money
       market
       accounts -
       government
       & wholesale 2,525,720   3,642,754   3,999,190   4,017,420   1,516,528
      Time
       deposits   15,429,787  15,747,878  16,469,164  16,504,794  13,193,359
    Total
     deposits
     and other
     customer related
     accounts    $50,997,750 $51,805,837 $52,794,040 $53,420,845 $43,872,190

    LOAN COMPOSITION - Average

    Quarters ended  June 30     Mar. 31    Dec. 31    Sept. 30     June 30
    (in thousands)    2007        2007       2006        2006        2006

      Commercial
       real
       estate    $11,737,900 $11,513,005 $11,421,431 $10,869,370  $8,358,231
      Commercial
       industrial
       loans      12,146,382  11,566,055  11,347,975  10,805,007   9,564,869
      Multi-
       family      4,637,577   5,890,879   6,103,412   6,184,739   1,992,727
      Other        1,586,118   1,520,732   1,427,147   1,359,632   1,189,303
     Total commercial
      loans       30,107,977  30,490,671  30,299,965  29,218,748  21,105,130
       Residential
        mortgages 14,429,334  15,592,954  17,897,922  17,860,553  14,467,374
       Home equity
         loans and
         lines of
         credit    5,933,285   9,497,940  10,145,548  10,519,717  10,129,080
      Total consumer
       loans
       secured
       by real
       estate     20,362,619  25,090,894  28,043,470  28,380,270  24,596,454
        Auto
         loans     5,926,390   5,186,143   4,628,603   4,394,903   4,396,659
        Other
         consumer
         loans       388,325     422,161     427,026     451,333     453,383
    Total
     consumer
     loans        26,677,334  30,699,198  33,099,099  33,226,506  29,446,496
    Total
     loans       $56,785,311 $61,189,869 $63,399,064 $62,445,254 $50,551,626

    Sovereign Bancorp, Inc. and Subsidiaries
    RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS
    (unaudited)

    Operating earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. The table below reconciles our GAAP earnings to operating earnings for EPS purposes.

    (dollars in thousands,
    except per share data -
    all amounts are after tax)                Quarter Ended
                                              Total dollars
                            June 30    Mar. 31    Dec. 31   Sept. 30  June 30
                              2007       2007      2006       2006      2006

    Net income/ (loss) as
     reported               $147,452   $48,059  $(129,440) $184,009  $(59,056)
    Dividends on preferred
     stock                    (3,650)   (3,650)    (3,650)   (1,825)   (2,433)
    Net income available to
     common shareholders     143,802    44,409   (133,090)  182,184   (61,489)
    Contingently
     convertible trust
     preferred interest
     expense, net of tax       6,413         -          -     6,344         -
    Net income/ (loss) for
     EPS purposes           $150,215   $44,409  $(133,090) $188,528  $(61,489)

    Non GAAP adjustments to
     adjust antidilutive
     EPS
    Net income available to
     common shareholders               $44,409  $(133,090)           $(61,489)
    Trust IV expense, net
     of tax                              6,412      6,354               6,335
    Antidilutive net
     income/ (loss) for
     operating EPS
     calculation                       $50,821  $(126,736)           $(55,154)

    Reconciliation to
     Operating earnings EPS

    Net income/ (loss) for
     Operating earnings EPS

     purposes               $150,215   $50,821  $(126,736) $188,528  $(55,154)
      Merger related and
       integration costs         108     1,323      6,863    18,463     4,067
      Provision for credit

       losses                      -         -    192,374         -     8,125
      Loss on economic hedges      -         -          -         -     7,402
      Loss on investment

       restructuring               -         -     27,961         -   154,884
      Loss on mortgage
       banking loan sale
       restructuring               -         -     14,954         -         -
      Loss on restructuring,
       other employee
       severance and debt
       repurchase charges     23,360    12,771     51,134         -         -
      ESOP expense related to
       freezing of plan       (3,266)   43,385          -         -         -
      Hedge loss on sale of
       multifamily loans           -    (3,860)         -         -         -
      Impairment on FNMA and
       FHLMC preferred stock       -         -          -         -    43,875
      Gain on redemption of
       FNMA and FHLMC
       preferred stock             -      (953)         -         -         -
      Writedown on
       correspondent home
       equity loans                -    76,394          -         -         -
      Proxy and related

       professional fees         (82)     (249)         -         -         -
    Operating earnings for

     EPS purposes           $170,335  $179,632   $166,550  $206,991  $163,199


    Weighted average
     diluted shares for
     GAAP EPS                512,641   475,115    473,404   506,135   412,000
    Add back of diluted
     shares for operating
     EPS not factored into
     GAAP diluted shares
     due to antidilution
     (1)                           -    34,353     34,583         -    33,599
    Adjusted weighted
     average diluted shares
     for Operating EPS       512,641   509,468    507,987   506,135   445,599

    (dollars in thousands,
    except per share data -
    all amounts are after tax)                    Quarter Ended
                                                     Per share
                                     June 30 Mar. 31  Dec. 31 Sept. 30 June 30
                                       2007    2007    2006    2006      2006

    Net income/ (loss) as reported
    Dividends on preferred stock
    Net income available to common
     shareholders
    Contingently convertible trust

     preferred interest expense,
     net of tax
    Net income/ (loss) for EPS
     purposes                         $0.29   $0.09  $(0.28)  $0.37   $(0.15)

    Non GAAP adjustments to adjust
     antidilutive EPS
    Net income available to common
     shareholders
    Trust IV expense, net of tax
    Antidilutive net income/ (loss)
     for operating EPS calculation

    Reconciliation to Operating
     earnings EPS

    Net income/ (loss) for Operating

     earnings EPS purposes            $0.29   $0.10  $(0.25)  $0.37   $(0.12)
      Merger related and

       integration costs               0.00    0.00    0.01    0.04     0.01
      Provision for credit losses         -       -    0.38       -     0.02
      Loss on economic hedges             -       -       -       -     0.02
      Loss on investment

       restructuring                      -       -    0.06       -     0.34
      Loss on mortgage banking
       loan sale restructuring            -       -    0.03       -        -
      Loss on restructuring,
       other employee severance and
       debt repurchase charges         0.05    0.02    0.10       -        -
      ESOP expense related to
       freezing of plan               (0.01)   0.09       -       -        -
      Hedge loss on sale of
       multifamily loans                  -   (0.01)      -       -        -
      Impairment on FNMA and FHLMC
       preferred stock                    -       -       -       -     0.10
      Gain on redemption of FNMA
       and FHLMC preferred stock          -   (0.00)      -       -        -
      Writedown on correspondent home
       equity loans                       -    0.15       -       -        -
      Proxy and related professional
       fees                           (0.00)  (0.00)      -       -        -
    Operating earnings for
     EPS purposes                     $0.33   $0.35   $0.33   $0.41    $0.37

    (dollars in thousands,
    except per share data -
    all amounts are after tax)                          Year to Date
                                              Total dollars       Per Share
                                           June 30    June 30  June 30 June 30
                                             2007      2006      2007    2006

    Net income/ (loss) as reported          $195,511   $82,342
    Dividends on preferred stock              (7,300)   (2,433)
    Net income available to common
     shareholders                            188,211    79,909
    Contingently convertible trust
     preferred interest expense, net of
     tax                                      12,825         -
    Net income/ (loss) for EPS purposes     $201,036   $79,909   $0.39  $0.20

    Non GAAP adjustments to adjust
     antidilutive EPS
    Net income available to common
     shareholders                                      $79,909
    Trust IV expense, net of tax                        12,662
    Antidilutive net income/ (loss) for
     operating EPS calculation                         $92,571

    Reconciliation to Operating earnings

     EPS

    Net income/ (loss) for Operating

     earnings EPS purposes                  $201,036   $92,571   $0.39  $0.22
      Merger related and integration costs     1,432     2,248    0.00   0.01
      Provision for credit losses                  -     8,125       -   0.02
      Loss on economic hedges                      -     7,402       -   0.02
      Loss on investment restructuring             -   154,884       -   0.36
      Loss on mortgage banking loan sale
       restructuring                               -         -       -      -
      Loss on restructuring, other employee
       severance and debt repurchase
       charges                                36,130         -    0.07      -
      ESOP expense related to freezing of
       plan                                   40,119         -    0.08      -
      Hedge loss on sale of multifamily
       loans                                  (3,860)        -   (0.01)     -
      Impairment on FNMA and FHLMC
       preferred stock                             -    43,875       -   0.10
      Gain on redemption of FNMA and FHLMC
       preferred stock                          (953)        -   (0.00)     -
      Writedown on correspondent home
       equity loans                           76,394         -    0.15      -
      Proxy and related professional fees       (331)    9,319   (0.00)  0.02
    Operating earnings for EPS purposes     $349,967  $318,424   $0.68  $0.74



    Weighted average diluted shares for
     GAAP EPS                                511,080   394,579
    Add back of diluted shares for
     operating EPS not factored into GAAP
     diluted shares due to antidilution (1)        -    33,545
    Adjusted weighted average diluted
     shares for Operating EPS                511,080   428,124

    (1) The conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the first quarter of 2007, the second and fourth quarters of 2006 and the six months ended June 30, 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

    Sovereign Bancorp, Inc. and Subsidiaries

    RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
    (unaudited)

    Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                      Quarter Ended
                                             June 30     Mar. 31     Dec. 31
    (dollars in thousands)                     2007        2007        2006
    Average Equity                         $8,816,108  $8,734,981  $8,816,938
    Average Goodwill                       (5,005,116) (5,005,119) (4,992,610)
    Average CDI and other intangibles        (453,528)   (486,214)   (519,891)
    Average Tangible Equity                $3,357,464  $3,243,648  $3,304,437


    Operating Return on Average Equity          7.75%       8.34%       7.49%
      Effect of Goodwill                       11.55%      12.87%      11.32%
      Effect of CDI and other intangibles       1.05%       1.25%       1.18%
    Tangible Return on Average Equity          20.35%      22.46%      20.00%


                                                        Quarter Ended
                                                  Sept. 30          June 30
    (dollars in thousands)                          2006              2006
    Average Equity                              $8,621,910        $6,698,547
    Average Goodwill                            (4,932,536)       (3,452,687)
    Average CDI and other intangibles             (611,329)         (342,279)
    Average Tangible Equity                     $3,078,045        $2,903,581


    Operating Return on Average Equity               9.52%             9.77%
      Effect of Goodwill                            15.26%            11.62%
      Effect of CDI and other intangibles            1.89%             1.15%
    Tangible Return on Average Equity               26.68%            22.54%


                                                         Year-to-Date
                                                  June 30           June 30
    (dollars in thousands)                          2007              2006
    Average Equity                              $8,775,766        $6,299,858
    Average Goodwill                            (5,005,118)       (3,081,666)
    Average CDI and other intangibles             (469,781)         (275,465)
    Average Tangible Equity                     $3,300,867        $2,942,727


    Operating Return on Average Equity               8.04%            10.19%
      Effect of Goodwill                            12.19%            10.67%
      Effect of CDI and other intangibles            1.14%             0.95%
    Tangible Return on Average Equity               21.38%            21.82%

SOURCE  Sovereign Bancorp, Inc.
    -0-                             07/18/2007

      /CONTACT: FINANCIAL: Mark McCollom, +1-610-208-6426, mmccollo@sovereignbank.com , or Stacey Weikel, +1-610-208-6112, sweikel@sovereignbank.com ; or MEDIA: Ed Shultz, +1-610-378-6159, eshultz1@sovereignbank.com , all of Sovereign Bancorp, Inc. /

    /First Call Analyst: /

    /FCMN Contact: dbuffalo@sovereignbank.com /
    /Web site:  http://www.sovereignbank.com/
    (SOV)

CO:  Sovereign Bancorp, Inc.
ST:  Pennsylvania

IN:  FIN
SU:  ERN CCA